Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Post-effective Amendment No.1 to the Registration Statement on Form SB-2/A (333-112837) of our report dated April 13, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO. BY: /S/ KAUFMAN, ROSSIN & CO. —————————————— KAUFMAN, ROSSIN & CO. Miami, Florida May 11, 2005